CONSENT OF INDEPENDENT REGISTERED

PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated June 3, 2005, in Amendment No. 1 to the Registration Statement (Form S-1 No. 333-139618) and the related Prospectus of Torrent Energy Corporation for the registration of 10,639,000 shares of its common stock.

/s/ Ernst & Young LLP
Vancouver, Canada	Chartered Accountants

February 6, 2007